UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 17, 2016

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On February 17, 2016, Cathy Hall, the Company’s Chief Marketing Officer resigned her position with the Company, effective immediately.

Item 8.01	Other Events

On February 23, 2016, the Company issued a press release announcing that Donna Smith has been appointed as the Company’s Vice President of Marketing and Franchise Marketing Support. Beginning in 2011, Ms. Smith was the Vice President of Marketing at Tasti D-Lite & Planet Smoothie prior to the company being acquired by Kahala Brands in August, 2015. Prior to that, she was Director of Retail Marketing for Oreck Corporation where she led retail marketing efforts for this chain of 412 company-owned and franchised stores including the development of numerous customer acquisition campaigns. Earlier in her career, she led marketing activities for La-Z-Boy and Arby’s. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed with this report:

99.1 Press Release dated February 23, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2016.

The Joint Corp.

By	/s/John B. Richards
John B. Richards
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 23, 2016